                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--401 (California Insured, Ohio and Pennsylvania Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-57375 of our opinion dated December 7, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How the Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 17, 1999